UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 2, 2009
(Date of Report/Date of earliest event reported)

BANK MUTUAL CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	000-31207 (Commission File Number)	39-2004336 (IRS Employer Identification No.)
4949 West Brown Deer Road
Milwaukee, Wisconsin 53223
(Address and zip code of principal executive offices)
(414) 354-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 2, 2009, Marlene M. Scholz, Bank Mutual Corporation’s Senior Vice President and principal accounting officer informed the Company that she intends to retire from the Company on or about May 22, 2009.
     Upon Ms. Scholz’s retirement, the Company intends to designate Richard L. Schroeder as her successor as principal accounting officer. Mr. Schroeder, age 51, currently serves as the Vice President — Controller of Bank Mutual, the Company’s wholly-owned savings bank subsidiary; Mr. Schroeder assumed that position when he joined Bank Mutual in December 2008. Mr. Schroeder does not have an employment or similar agreement with the Company or Bank Mutual, and it is not anticipated that there will be any special arrangements with Mr. Schroeder or compensation entered into in connection with his designation as the Company’s principal accounting officer. Prior to joining Bank Mutual, Mr. Schroeder served as Vice President — Finance of Guaranty Bank since 1995.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009	BANK MUTUAL CORPORATION (Registrant)
	By:	/s/ Michael W. Dosland
Michael W. Dosland
Senior Vice President and Chief Financial Officer